UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 12, 2009

Electronics For Imaging, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Velocity Way

Foster City, California 94404

(Address of Principal Executive Offices)

(650) 357-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2009, the Compensation Committee of the board of directors (the “Board”) of Electronics For Imaging, Inc. (the “Company”) approved forms of (i) Stock Option Grant Notice and Stock Option Agreement, (ii) Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement and (iii) Restricted Stock Award Grant Notice and Restricted Stock Award Agreement in connection with the Company’s 2009 Equity Incentive Award Plan. Copies of the forms of these agreements are attached hereto as Exhibits 10.1 through 10.3 and are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective August 12, 2009, the Board adopted the Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”) in order to conform the Bylaws to Delaware General Corporation Law (the “DGCL”) and other applicable law, as well as the practices of similarly situated companies. A description of the material amendments and other changes to the existing Bylaws is set forth below. The Article and Section numbers set forth below refer to the Articles and Sections included in the Amended and Restated Bylaws, unless otherwise indicated.

ARTICLE II — MEETINGS OF STOCKHOLDERS

Section 1 (Place of Meetings), Section 3 (Notice of Annual Meeting), Section 4 (List of Stockholders Entitled to Vote) and Section 6 (Notice of Special Meeting) were updated to allow for stockholders’ meetings to be held by remote communication. Those sections previously contemplated attendance at meetings to only include presence in person or by proxy. Section 4 (List of Stockholders Entitled to Vote) was updated to allow for electronic publication of the list of stockholders in addition to the existing method of making the list available at the Company’s principal place of business. Further, Section 9 (Manner of Giving Notice; Affidavit of Notice) was updated to allow for the electronic transmission of notices in addition to the existing method of providing notices through the United States mail.

Section 5 (Special Meetings) was amended to eliminate the ability of stockholders to call a special meeting of the stockholders. Section 5 previously permitted holders of a majority of the capital stock to make a written request for a special meeting of the stockholders. Section 7 (Advance Notice of Business to be Brought Before a Meeting) and Section 8 (Notice of Nomination of Directors) were amended to provide additional procedural requirements and establish clear guidelines for stockholders and the Board with respect to business brought before a stockholders’ meeting. Section 7 previously did not require a stockholder to give advance notice to the Company of any business or nominations the stockholder intended to present at an annual or special meeting of the stockholders. In connection with an annual meeting of the stockholders, Section 7 now requires that a stockholder deliver notice of any business or nominations it intends to present not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s meeting, subject to certain exceptions. In connection with a special meeting of the stockholders, Section 7 now provides that where the Board has called a special meeting for the purpose of electing directors to the Board, a stockholder may nominate additional director nominees for consideration if it delivers notice no earlier than the close of business on the 120th day prior to the date of the special meeting and not later than the close of business on the 90th day prior to the date of the special meeting, subject to certain exceptions. A stockholder is not allowed to present any other business at a special meeting. To bring business or nominations before a stockholder meeting, a stockholder must be a stockholder of record, both at the time of the notice and at the time of the meeting, must be entitled to vote at the meeting, and must comply with certain other notice procedures, such as updating and supplementing its initial notice. In addition to providing a description of the business the stockholder intends to present at the meeting, the stockholder must also disclose the reasons for conducting such business, any material interest of the stockholder in that business and certain information regarding its direct or indirect security ownership in the Company, including ownership of any derivative or short interest in the Company’s securities. If the stockholder is presenting director nominees, the stockholder must also provide the same information about the nominee as the stockholder is required to disclose about itself, in addition to any information required to be disclosed in a proxy statement. The stockholder must also disclose its relationship to the nominee, including a description of any recent material monetary agreements between them, and any other information reasonably required by the Company to determine the nominee’s eligibility and independence.

Section 10 (Quorum) now provides that, in the event a quorum is not present at a meeting, the chairperson of the meeting is also authorized to adjourn the meeting. The existing Bylaws gave the power to adjourn a meeting solely to the stockholders entitled to vote thereat. Section 11 (Adjourned Meeting; Notice) was amended to clarify additional requirements applicable to adjourned meetings generally, such as requirements for giving notice of an adjourned meeting. A new Section 12 (Conduct of Business) now grants the Board the power to adopt rules and regulations for the conduct of stockholder meetings and vests the authority to implement such policies in the chairman or secretary of the meeting. Section 13 (Voting; Proxies) was amended to conform the existing Bylaws to the voting standards and proxy rules of the DGCL. Section 15 (Record Date for Stockholder Notice, Voting and Giving Consents) clarifies the rules for setting the record date before a stockholder meeting, including adding a mechanism for fixing a record date in the event the Board does not fix one. Section 17 (Inspector of Elections) was revised to reflect certain statutory requirements of the DGCL regarding the requirement of an inspector to act at meetings and the requisite duties.

ARTICLE III — DIRECTORS

Section 1 (Number of Directors; Election, Qualification and Term of Office) was amended to fix the number of directors serving on the Board at seven and to allow the Board to change the authorized number of directors, provided the number is not set below three. The existing Bylaws provided for an initial board of one and had no limits on the number of new directorships created. Section 1 also sets forth the procedures for director resignations, which procedures were not previously included. Section 6 (Special Meetings) now permits the chief executive officer to call a special meeting of the Board, in addition to the power previously provided to the chairman of the Board, the president or any two directors who requested a special meeting. Section 8 (Action Without a Meeting) has been updated to allow for actions by written consent of the Board to be provided by electronic transmission. A new Section 13 (Tenure, Meetings and Actions of Committees) has been added to provide for the tenure of the committees and to establish procedures for committee meetings, which generally parallel the Board meeting procedures set forth in Article III.

ARTICLE IV — OFFICERS

Section 1 (Officers) was updated to include the positions of chief financial officer, assistant treasurer, vice president and assistant vice president. Section 1 was also revised to provide that the same person may not simultaneously fill the positions of chairman of the board and chief executive officer. Section 3 (Term; Removal; Vacancies) was amended to set forth the procedures for officer resignations, which procedures were not previously included. Section 10 (Chief Financial Officer) has been added to describe the authority of the chief financial officer, including its role as principal financial officer and, unless another person is appointed by the Board, the treasurer. The role of treasurer was previously filled by the president in the event the Board did not elect a treasurer.

ARTICLE V — CERTIFICATES OF STOCK

Section 1 (Stock Certificates) and Section 3 (Transfers of Stock) were amended to reflect the easing of the DGCL requirements related to the issuance of uncertificated shares. These provisions now allow the Board to provide by resolution that some or all of any class or series of the Company’s stock can be represented by book-entry position and not certificated. Section 3 also expands the manner in which the Company’s stock may be transferred.

ARTICLE VI — INDEMNIFICATION

Article VI (Indemnification) was revised to include certain procedural requirements and establish clear guidelines for the Company and an indemnitee, including those related to the payment of claims, indemnification contracts and DGCL limits to indemnification.

A copy of the Company’s Amended and Restated Bylaws, as amended as of August 12, 2009, is attached hereto as Exhibit 3.2 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to Exhibit 3.2.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.2	Amended and Restated Bylaws of Electronics For Imaging, Inc. (as amended August 12, 2009)

10.1	Form of Stock Option Grant Notice and Stock Option Agreement

10.2	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement

10.3	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 17, 2009	ELECTRONICS FOR IMAGING, INC.

	By:	/s/ John Ritchie
	Name:	John Ritchie
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.2	Amended and Restated Bylaws of Electronics For Imaging, Inc. (as amended August 12, 2009)

10.1	Form of Stock Option Grant Notice and Stock Option Agreement

10.2	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement

10.3	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement